SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

TALON INTERNATIONAL, INC.
(Name of Registrant)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TALON INTERNATIONAL, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME	3:00 p.m. Pacific Standard Time on November 8, 2013

PLACE	TALON INTERNATIONAL, INC.
Corporate Conference Center
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367

ITEMS OF BUSINESS	(1) To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 100,000,000 to 300,000,000;
(2) To approve an amendment to the Company’s Certificate of Incorporation to allow for a reverse split of our outstanding shares of common stock as described in the enclosed proxy statement;
(3)

To approve an amendment to the Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 4,810,000 to 15,000,000 shares of common stock; and

(4) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a stockholder of the Company at the close of business on September 9, 2013.

PROXY VOTING

All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a proxy (a “Proxy”), executed in your favor, from the holder of record in order to be able to vote at the Special Meeting.

Woodland Hills, California

October 15, 2013	/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer

THE ATTACHED PROXY STATEMENT IS AVAILABLE AT
WWW.TALONZIPPERS.COM/CORPORATE/INVESTORS/

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TALON INTERNATIONAL, INC.
21900 BURBANK BOULEVARD, SUITE 270
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

These Proxy materials are being delivered in connection with the solicitation by the board of directors (the “Board” or the “Board of Directors”) of Talon International, Inc., a Delaware corporation (“Talon,” the “Company,” “we,” or “us”), of Proxies to be voted at a special meeting of the Company’s stockholders (the “Special Meeting”) and at any adjournments or postponements.

You are invited to attend our Special Meeting on November 8, 2013, beginning at 3:00 p.m. Pacific Standard Time. The meeting will be held at our Corporate Conference Center located at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

Stockholders Entitled to Vote

Holders of our common stock (the “Common Stock”) at the close of business on September 9, 2013 are entitled to receive this notice and to vote their shares at the Special Meeting. As of September 9, 2013, there were 91,913,217 shares of Common Stock entitled to vote, which are the only securities entitled to vote at the Special Meeting.

Mailing of Proxy Statements

We anticipate mailing this proxy statement and the accompanying Proxy to stockholders on or about October 18, 2013.

Proxies

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Special Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Special Meeting. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with our Secretary, at its principal executive office, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Special Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum

The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Special Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting

Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

PRoposal NUMBER 1:	APPROVAL of amendment to the certificate of incorporation

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 100,000,000 to 300,000,000.

The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock.

The Company’s Certificate of Incorporation presently authorizes the issuance of 100,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock, each having a par value of $0.001 per share. Of the 100,000,000 presently authorized shares of Common Stock, 91,913,217 shares were issued and outstanding on September 9, 2013, the record date for the Special Meeting. An aggregate of 7,340,300 shares of Common Stock have been reserved for issuance as of the record date pursuant to outstanding options and RSUs and an additional 1,185,625 shares remain available for issuance pursuant to the Company’s 2008 Plan. In addition, pursuant to this Proxy Statement, the Company is seeking stockholder approval to amend the Company’s 2008 Plan to increase the number of authorized shares by 10,190,000. The Board of Directors considers it advisable to have additional shares available for issuance under the Company’s employee benefit plans, for possible future stock dividends or stock splits and for other corporate purposes. In addition, the Board of Directors believes it is desirable that the Company has the flexibility to issue shares of Common Stock without further stockholder action, except as required by law. The Board of Directors has unanimously adopted a resolution setting forth the following proposed amendment to the Company’s Certificate of Incorporation pursuant to which the first paragraph of Article IV of the certificate will be amended to read in its entirety as follows:

“This Corporation is authorized to issue two classes of shares, designated, respectively, “Preferred Stock” and “Common Stock.” Each class of stock shall have a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is 3,000,000 and the number of shares of Common Stock authorized to be issued is 300,000,000.”

The only change in Article IV which will be affected if the proposal is approved is the change to the one number set forth in bold face type above. Presently, Article IV provides that the shares of Common Stock which the Company may issue is 100,000,000. All other provisions of Article IV will remain unchanged.

Certain Effects of the Amendment.

If this amendment is adopted, the additional shares of Common Stock may be issued by direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. The proposal to increase the authorized capital of the Company may affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock reduce each existing shareholder’s proportionate ownership and voting rights in the Company. In addition, possible dilution caused by future issuances of Common Stock could lead to a decrease in the Company’s net income per share in future periods and a resulting decline in the market price of the Company’s Common Stock. The issuance of such additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. It is not anticipated that adoption of the amendment would have any other effect on the holders of the Company’s Common Stock. The adoption of the amendment will not of itself cause any change in the capital accounts of the Company.

Anti-Takeover Provisions.

We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, the ability of the Board of Directors to issue additional shares of common stock without additional stockholder approval may be deemed to have an anti-takeover effect because unissued shares of common stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under the Certificate of Incorporation, the rights of existing stockholders may be diluted by any such issuance and increase the potential cost to acquire control of the Company. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of the Company, stockholders should nevertheless be aware that approval of the amendment could facilitate efforts by the Company to deter or prevent changes of control in the future. The Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interest of the Company and its stockholders.

The following is a description of other anti-takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences:

Certificate of Incorporation.    Our Certificate of Incorporation allows our Board of Directors to issue up to 3,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no current plans to issue shares of preferred stock.

Delaware Law.   In addition, the Company is subject to the anti-takeover provisions of Section 203 of Delaware General Corporation Law, which prohibit us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. The application of Section 203 may have the effect of delaying or preventing changes in control of our management, which could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our stockholders.

Effective Date of the Authorized Share Increase.

If the Amendment is approved by the requisite vote of our stockholders, the increase in the authorized shares of Common Stock will be effective upon the close of business on the date of filing of the Certificate Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Special Meeting. However, the exact timing of the filing of the Certificate Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to our stockholders, and the Board of Directors reserves the right to delay filing the Amendment for up to twelve months following stockholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Amendment if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and the stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

If Proposal Number 2 is approved by stockholders, and the reverse stock split described in that proposal becomes effective before the Amendment is filed and becomes effective, then the Board will not proceed with the Amendment because the increase in the authorized shares will no longer be necessary.

Required Vote and Board Recommendation

The approval of this amendment to the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock as of the record date.

The Board of Directors unanimously recommends A vote “FOR” the APPROVAL OF THE amendment to the Company’s Certificate of Incorporation.

Proposal NUMBER 2:	Approval of an amendment to our certificate of incorporation to ALLOW FOR a reverse stock split

The Board of Directors has approved an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to allow for a reverse stock split of all our outstanding shares of common stock at a ratio within a range of 1-for-1.5 to 1-for-20. The Board of Directors is submitting the proposed amendment to the stockholders for approval at the Special Meeting.

If this proposal is approved, the Board of Directors will have the authority to determine, within twelve months from the Special Meeting, whether to implement a reverse stock split and the exact amount of the reverse stock split within the range noted. If the Board of Directors determines to implement the reverse stock split, it will become effective after filing the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board’s determination if and when to affect a reverse split, and at what ratio, will be based upon many factors, including existing and expected marketability and liquidity of our shares of common stock, prevailing market trends and conditions and the likely effect of the reverse stock split on the market price of our shares of common stock. If the reverse split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by Board of Directors.

If Proposal Number 1 of this Proxy is approved by the stockholders and effectuated by the Board of Directors, then if the reverse stock split is also approved and implemented, the number of authorized shares of Common Stock will be reduced in the same ratio as the reverse stock split. In this case, the bracketed language in the text of the amendment below (or similar language) will be included in the amendment.

In the event however, the Proposal Number 1 of this Proxy is not approved, or has not been effectuated by the Board at the time of implementing the reverse stock split, the reverse stock split would not affect the number of authorized shares of common stock as designated by our Certificate of Incorporation.

The Board of Directors has unanimously adopted a resolution setting forth the following proposed amendment to the Company’s Certificate of Incorporation pursuant to which the following new paragraph shall be inserted immediately following the first paragraph of Article IV:

“ Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock[, and the number of total shares of the Common Stock the Corporation is authorized to issue], immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into _____ (______) of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than ___ shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay in cash the fair value of such fractions of a share as of the time when this amendment becomes effective.”

The text of the amendment included above is, however, subject to amendment to reflect the ratio selected by our Board of Directors within the approved range, and to reflect any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split.

Purpose of a Reverse Stock Split

The purpose for seeking approval to provide for a reverse stock split is to increase the market price per share of our common stock. We believe that the increased market price of our common stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by a reverse stock split given the reduced number of shares that would be outstanding and available for trading after a reverse stock split.

A primary purpose for increasing the market price of our common stock is to increase the likelihood of our common stock becoming eligible for listing on the The Nasdaq Stock Market or other securities exchange, which we believe would improve the marketability and liquidity of our common stock for our stockholders.

The purpose of seeking stockholder approval for a range of exchange ratios from 1-for-1.5 to 1-for-20 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of a reverse stock split. If the stockholders approve this proposal, the Board of Directors would be able to implement a reverse stock split upon its determination that it would be in our best interests at that time. If the Board of Directors were to effect a reverse stock split, the Board of Directors would set the timing for the reverse stock split and select the specific ratio within the range of ratios described in this proxy statement. No further action on the part of stockholders would be required to either implement or approve the reverse stock split. If the stockholders approve the proposal, and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the effective date, additional details regarding the reverse split, including the specific ratio selected by the Board of Directors. If the Board of Directors does not implement the reverse stock split within twelve months from the Special Meeting, the authority granted in this proposal will terminate. The Board of Director reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

For the above reasons, we believe that having the ability to effect the reverse stock split will help us improve the marketability and liquidity of our common stock, and is therefore in the best interests of the Company and our stockholders. However, we cannot assure you that the reverse stock split will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance.

Principal Effects of a Reverse Stock Split

Common Stock Holdings. If this proposal to amend the Certificate of Incorporation to allow for a reverse stock split is approved and effectuated, a certificate of amendment to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware. Each issued share of common stock immediately prior to the effective time of the reverse stock split will automatically be changed, as of the effective time of the reverse stock split, into a fraction of a share of common stock based on the exchange ratio determined by the Board of Directors. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, our stock plans, as well as to the number of shares issuable under, and the exercise price of, our outstanding options and warrants.

Because the reverse stock split would apply to all of our issued shares of common stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company, except to the extent the reverse stock split results in any of the stockholders owning a fractional share.

The following table sets forth the approximate percentage reduction in our outstanding shares of common stock and the approximate number of shares of common stock that would be outstanding as a result of the reverse stock split at various ratios that the Board of Directors may determine in its discretion, based on 91,913,217 shares of our common stock issued and outstanding as of September 9, 2013. The number of authorized shares after the reverse stock split set forth below assumes that Proposal Number 1 of this Proxy Statement requesting the number of authorized shares of the Company’s common stock be increased to 300,000,000 was approved and effectuated by the Board of Directors:

Proposed Reverse Stock Split Ratio	Percentage Reduction In Outstanding Shares	Shares Outstanding After Reverse Stock Split*	Authorized Shares after Reverse Stock Split
1-for-1.5	33%	61,275,478	200,000,000
1-for-2	50%	45,956,608	150,000,000
1-for-3	67%	30,637,739	100,000,000
1-for-4	75%	22,978,304	75,000,000
1-for-5	80%	18,382,643	60,000,000
1-for-6	83%	15,318,869	50,000,000
1-for-7	86%	13,130,459	42,857,142
1-for-8	88%	11,489,152	37,500,000
1-for-9	89%	10,212,579	33,333,333
1-for-10	90%	9,191,321	30,000,000
1-for-11	91%	8,355,747	27,272,727
1-for-12	92%	7,659,434	25,000,000
1-for-13	92%	7,070,247	23,076,923
1-for-14	93%	6,565,229	21,428,571
1-for-15	93%	6,127,547	20,000,000
1-for-16	94%	5,744,576	18,750,000
1-for-17	94%	5,406,659	17,647,058
1-for-18	94%	5,106,289	16,666,666
1-for-19	95%	4,837,537	15,789,473
1-for-20	95%	4,595,660	15,000,000

* Approximate; does not account for elimination of fractional shares.

As of October 11, 2013, we had approximately 78 holders of record of our common shares. The proposed reverse stock split, even if implemented at the 1-for-20 ratio, is expected to reduce the number of record holders of our common stock by approximately five to ten holders of record.

Stockholders should note that it is not possible to accurately predict the effect of the reverse stock split on the market prices for the shares of common stock, and the history of reverse stock splits is varied. In particular, there is no assurance that the price per share of common stock after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or will increase at all. In addition, there can be no assurance that the market price of the shares of common stock immediately after the reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve some or all of the other desired results summarized above. Further, because some investors may view the reverse stock split negatively, there can be no assurance that approval of this proposal or the actual implementation of the reverse stock split would not adversely affect the market price of the shares of common stock.

“Public Company” Status. Our shares of common stock are currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect our status as a public company or this registration under the Exchange Act. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 100,000,000 shares of common stock and 3,000,000 preferred shares. If the proposal to increase the number of the Company’s authorized shares of common stock to 300,000,000 is approved by the stockholders and effectuated by the Board of Directors, then the number of authorized shares of common stock will be reduced by the ratio of the reverse stock split and the number of shares remaining available for issuance by us in the future would remain the same. However, if the number of authorized shares of the Company’s common stock has not been increased to 300,000,000 at the time of the reverse stock split, the reverse stock split would not change the number of authorized shares of common stock or preferred shares as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance by us in the future would increase.

These additional shares would be available for issuance from time to time for corporate purposes such as issuances of shares of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred shares, convertible debt, warrants or options convertible into or exercisable for shares of common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board of Directors determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware corporation law. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although we continually examine these potential favorable opportunities as they arise, we have no current plans or arrangements to issue any additional shares of common stock, except in connection with compensation matters in the ordinary course.

Assuming the number of shares of common stock immediately prior to the reverse stock split remained at 100,000,000, the additional shares of common stock that would become available for issuance upon an effective reverse stock split, could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve Proposal Number 2 of this Proxy, the Board of Directors will be authorized to proceed with a reverse stock split in their sole determination. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our shares of common stock, our additional funding requirements and the amount of our authorized but unissued shares of common stock.

Fractional Shares

No fractional shares of common stock will be issued as a result of any effectuated reverse stock split. In lieu of issuing fractional shares, we will pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sales price of the shares of common stock, as quoted on the OTCQB on the effective date of the reverse stock split, multiplied by the fractional share amount. The number of shares which will result in fractional interests cannot be precisely predicted, as we cannot determine in advance the number of stockholders whose total holdings will not be evenly divisible by the applicable ratio at which the reverse stock split may be implemented.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split. It does not address any state, local or foreign income or other tax consequences, which may vary significantly depending upon the jurisdiction and the status of the stockholder/taxpayer. This summary tax information applies to you only if you hold common stock prior to any effectuated stock split, and if you hold your post-reverse stock split common stock, as capital assets for tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of common stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of common stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to a reverse stock split (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of the shares of common stock exchanged for such new shares, reduced by the amount of the adjusted basis of any shares of common stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered. A stockholder who receives cash in lieu of a fractional share of new shares of common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the old shares of common stock allocated to the fractional share. If the old shares of common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Payment of cash in lieu of fractional shares within the United States or through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Tax Consequences to the Company. We do not expect to recognize any gain or loss as a result of the reverse stock split.

Accounting Consequences

Following the effective date of the reverse stock split, if any, the net income or loss and net book value per share of common stock will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Effective Date

If the proposed amendment to the Certificate of Incorporation to allow for a reverse stock split is approved and the Board of Directors determines to effect a reverse stock split, a reverse stock split will become effective on the effective date of the applicable certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of common stock outstanding before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into shares of common stock also automatically will be adjusted on the Effective Date.

Our transfer agent, American Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the reverse stock split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing shares of common stock issued in connection with the reverse stock split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of common stock outstanding prior to the reverse stock split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the reverse stock split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the reverse stock split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon a reverse stock split, we intend to treat stockholders holding our common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

 Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

No service charges, brokerage commissions or transfer taxes will be payable by any holder of any certificate that, prior to approval of the reverse stock split, represented any shares of common stock, except that, if any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Vote Required and Board Recommendation

The laws of Delaware and our Certificate of Incorporation require that, in order for us to amend the Certificate of Incorporation to give effect to the reverse stock split, such amendment must be approved by our Board of Directors and approved by the holders of a majority of the outstanding shares of common stock entitled to vote on such an amendment.

Our Board of Directors adopted resolutions on September 5, 2013, declaring that an amendment to the Certificate of Incorporation to allow for the reverse stock split was advisable and in our best interests and in the best interests of our stockholders and recommends that our stockholders vote “FOR” the amendment to the Certificate of Incorporation to provide for a reverse stock split. The affirmative vote, whether in person or by proxy, of the holders of a majority of the outstanding shares of common stock is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR A REVERSE STOCK SPLIT.

PROPosal number 3:	APPROVAL OF AMENDMENT TO The AMENDED AND RESTATED Talon International, Inc. 2008 Stock Incentive Plan

The Board of Directors has approved an amendment (the “Amendment”) to the Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) to increase the number of shares of Shares of common stock available for issuance under the 2008 Plan from 4,810,000 shares to 15,000,000 shares of common stock. The Amendment is being submitted to the stockholders for approval at the Special Meeting.

The Board of Directors unanimously approved the Amendment on September 5, 2013. At September 9, 2013, 110,000 shares of common stock remained available for grants of awards under the 2007 Plan and 1,235,625 shares of common stock remained available for grants of awards under the 2008 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares of common stock available for awards under the 2008 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

The 2008 Plan, as amended, is attached to this Proxy Statement as Appendix A.

The following summary briefly describes the principal features of the 2008 Plan and is qualified in its entirety by reference to the full text of the 2008 Plan.

Purpose

The purpose of the 2008 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants in order to assist us and our subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in us, and by associating their interests with those of our stockholders.

Administration

The 2008 Plan may be administered by the Board of Directors, or a committee appointed by the Board of Directors whose members serve at the pleasure of the Board. The 2008 Plan was administered by the compensation committee of the Board of Directors until its elimination on July 30, 2010. The full Board of Directors currently administers the 2008 Plan. The party administering the 2008 Plan is referred to as the “administrator.” Subject to the provisions of the 2008 Plan, the administrator has full and final authority to (1) select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the 2008 Plan, (2) determine the type, size and terms of individual awards to be made to each person selected, (3) determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards, (4) amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (5) to determine the duration and purpose of leaves of absences which may be granted to holders of awards without constituting termination of their employment, (6) authorize any person to execute, on behalf of us, any instrument required to carry out the purposes of the 2008 Plan, (7) by resolution adopted by the Board, to authorize one or more of our officers to designate eligible employees to be recipients of awards and/or determine the number of such awards to be received by such employees, provided that the resolution so authorizing such officer or officers shall specify the total number of awards such officer or officers may award, and (8) make any and all other determinations which the administrator determines to be necessary or advisable in the administration of the 2008 Plan. The administrator has full power and authority to administer and interpret the 2008 Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the 2008 Plan and for the conduct of its business as the administrator deems necessary or advisable.

Eligibility

Any person who is a director, officer, employee or consultant of ours or any of our subsidiaries (a “participant”), is eligible to be considered for the grant of awards under the 2008 Plan. No participant may receive awards representing more than 50% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 2008 Plan.

Types of Awards

Awards authorized under the 2008 Plan may consist of options to purchase shares of our common stock and stock awards and purchase rights. An award may consist of one such security, or a combination of both.

Stock Options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services for a specified period of time. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally determined by the Company to be equal to the average market price of the common stock for the five trading days following the date of approval of the grant.

Stock Awards and Purchase Rights. Stock awards or purchase rights entitle the participant to the right to acquire, for a specified purchase price or for no purchase price, a fixed number of shares of common stock, subject to terms and conditions set by the administrator. The administrator determines the price at which the shares subject to the stock award or purchase right may be purchased, or that no purchase price is required. Unless otherwise provided in the applicable award agreement, any purchase right to acquire shares under the 2008 Plan (other than a stock option) will automatically expire if not exercised by the participant within 30 days after the grant of such right was communicated to the participant by the Company.

On October 11, 2013, the closing price of our common stock as reported on OTCQB was $0.43, and the average closing price for the five trading days ending on October 11, 2013 was $0.41.

Consideration

The common stock or other property underlying an award may be issued for any lawful consideration as determined by the administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. In addition, an award may permit the recipient to pay the purchase price of the common stock or other property or to pay such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of our capital stock or other property, or by reducing the number of shares of common stock or the amount of other property otherwise issuable pursuant to such award.

Termination of Awards

All awards granted under the 2008 Plan expire ten years from the date of grant, or such shorter period as is determined by the administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the 2008 Plan.

Amendment and Termination of the 2008 Plan

The Board of Directors may amend the 2008 Plan at any time, and may suspend it from time to time. At the time of such amendment, the Board of Directors shall determine, upon advice from counsel, whether such amendment will require stockholder approval. However, no action by the Board of Directors or stockholders may unilaterally alter or impair any award previously granted under the 2008 Plan. In any event, the 2008 Plan shall terminate ten years following the date it was initially adopted unless sooner terminated by action of the Board of Directors.

Effect of Section 16(b) of the Securities Exchange Act of 1934

The acquisition and disposition of common stock by our officers, directors and more than 10% stockholders (“Insiders”) pursuant to awards granted to them under the 2008 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”). Pursuant to Section 16(b), a purchase of common stock by an Insider within six months before or after a sale of common stock by the Insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2008 Plan is designed to comply with Rule 16b-3.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock purchase rights, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 2008 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2008 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Purchases of restricted stock are also governed by Section 83 of the tax code to the extent the shares are subject to vesting, or a “substantial risk of forfeiture.” Generally, no taxes are due when the shares are initially purchased or received pursuant to an award if the shares are unvested, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse less the amount of the purchase price paid for the shares (if any), and then usually at long-term capital gain (if such shares are held for more than a year) or short-term capital gain rates (if such shares are held for less than one year) when the shares are sold. Recipients of unvested shares may elect under Section 83(b) of the tax code to pay tax (if any) upon receipt of the unvested shares rather than as the shares vest.

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options that are not issued at a discount, and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2008 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2008 Plan by a committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2008 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2012 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,372,100	$0.21	1,170,625
Equity compensation plans not approved by security holders	8,557,000	-	-

Equity compensation plans not approved by security holders consist of restricted stock units awarded to certain executives in 2010.  Upon entering into employment agreements on July 30, 2010, each of Lonnie Schnell and Larry Dyne were granted a restricted stock unit award for 5,778,500 shares of our common stock.  Each RSU Award vested 50% on the date that was 13 months following the grant date, and vests an additional 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement. On August 30, 2010, Messrs. Schnell and Dyne elected to defer the settlement in common shares vested under the RSU Awards beyond the scheduled vesting dates.  As of December 31, 2012, 3,000,000 common shares were issued in settlement of a portion of the vested units under the RSU Awards.  In 2013, through July 30, 2013, an additional 7,401,300 shares were issued in settlement vested units under the RSU Awards.

Each of the above plans provides that the number of shares with respect to which options and warrants may be granted, and the number of shares of common stock subject to an outstanding option or warrant, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on common stock.

Required Vote and Board Recommendation

The approval of an amendment to the 2008 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Special Meeting.  Broker non-votes will not be counted as votes cast for or against the Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED Talon International, Inc. 2008 STOCK INCENTIVE PLAN.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors as of October 1, 2013.

Name	Age	Position
Directors:
Mark Dyne (1)	52	Chairman of the Board of Directors
Lonnie D. Schnell	64	Chief Executive Officer, Chief Financial Officer and Director
David Ellis	50	Director
Morris Weiss	54	Director
Robert L. Golden	51	Director

Former Director:
Mark J. Hughes(2)	42	Former Director

Other Executive Officers:
Larry Dyne (1)	41	President
James E. Reeder	55	Vice President, Corporate Controller

(1)	Mark Dyne and Larry Dyne are brothers.
(2)	Mark J. Hughes was a member of Talon’s Board of Directors at the beginning of the fiscal year but resigned from Talon’s Board of Directors effective July 12, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

The full Board of Directors is responsible for determining the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of officer compensation. While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we did not employ compensation consultants at any time during 2012.

Our executive compensation program is administered by the Board of Directors.  The Board is responsible for, among other functions: (1) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives; (2) administering our incentive-compensation and equity based plans; and (3)  negotiating, reviewing and recommending the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer,  and other current and former executive officers.  The Board of Directors also has the authority to select and/or retain outside counsel, compensation and benefits consultants, or any other consultants to provide independent advice and assistance in connection with the execution of its responsibilities.

Our named executive officers for 2012 were as follows:

●	Lonnie D. Schnell, Chief Executive Officer & Chief Financial Officer;

●	Larry Dyne, President; and

●	James E. Reeder, Vice President, Corporate Controller.

Compensation Philosophy

Our executive compensation program is designed to drive company performance to maximize stockholder value while meeting our needs and the needs of our employees. The specific objectives of our executive compensation program include the following:

●	Alignment – to align the interests of executives and stockholders through equity-based compensation awards;

●	Retention – to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success; and

●	Performance – to provide rewards commensurate with performance by emphasizing variable compensation that is dependent upon the executive’s achievements and company performance.

In order to achieve these specific objectives, our executive compensation program is guided by the following core principles:

●	Rewards under incentive plans are based upon our short-term and longer-term financial results and increasing stockholder value;

●

Senior executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to achieve our goals, objectives and overall financial success;

●	Compensation of an executive is based on such individual’s role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

●

Our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture. Annual performance of our company, primarily in terms of performance measured by an adjusted earnings before interest, taxes, depreciation and amortization for the year, and the executive are taken into account in determining annual bonuses that ensures a high pay-for-performance culture.

Compensation Elements

We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives and benefits and perquisites, in order to provide our employees with a competitive overall compensation package. The mix and value of these components are impacted by a variety of factors, such as responsibility level, individual negotiations and performance and market practice. The purpose and key characteristics for each component are described below.

Base Salary

Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success. Competitive base salaries, in conjunction with other pay components, enable us to attract and retain highly talented executives. The Board typically sets base salaries for our senior executives at market levels. However, base salaries will vary in practice based upon an individual’s performance, individual experience and negotiations and for changes in job responsibilities.

Management Incentive Bonuses

Management incentive bonuses are a variable performance-based component of compensation. The primary objective of an annual incentive bonus is to reward executives for achieving corporate and individual goals and to align a meaningful portion of total pay opportunities for executives and other key employees to the attainment of our company’s performance goals. These awards are also used as a means to recognize the contribution of our executive officers to overall financial, operational and strategic success.

Equity Incentives

Equity incentives are intended to align senior executive and stockholder interests by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period. Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives. The Board of Directors also considers individual and company performance when determining long-term incentive opportunities.

Health & Welfare and 401-K Benefits

The named executive officers participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Severance and Change of Control Arrangements

We do not have a formal plan for severance or separation pay for our employees, but we typically include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control.

In order to preserve the morale and productivity and encourage retention of our key executives in the face of the disruptive impact of an actual or rumored change in control, we provide a bridge to future employment in the event that an executive’s job is eliminated as a consequence of a change in control. This provision is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive’s own employment. Our employment agreements with our current named executive officers provide a lump sum payment and benefits continuation as a result of an involuntary termination without cause or for good reason following a change in control, plus accelerated vesting of stock or option awards.

Other Benefits

In order to attract and retain highly qualified executives, we provide some of our named executive officers, with automobile allowances that we believe are consistent with current market practices. Our executives also may participate in a 401(k) plan under which we match contributions for all employees up to 100% of an employee’s contributions to a maximum of $1,000 and subject to any limitations imposed by ERISA.

Other Factors Affecting Compensation

Accounting and Tax Considerations

We consider the accounting implications of all aspects of our executive compensation program. Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

Process for Setting Executive Compensation

When making pay determinations for named executive officers, the Board considers a variety of factors including, among others: (1) actual company performance as compared to pre-established goals, (2) overall company performance and size relative to industry peers, (3) individual executive performance and expected contribution to our future success, (4) changes in economic conditions and the external marketplace and (5) in the case of named executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer. Ultimately, the Board uses its judgment when determining how much to pay our executive officers. The Board evaluates each named executive officer’s performance during the year against established goals, leadership qualities, business responsibilities, current compensation arrangements and long-term potential to enhance stockholder value. The opinions of outside consultants may also be taken into consideration in deciding what salary, bonus, long-term incentives and other benefits and severance to give each executive in order to meet our objectives stated above.

The Board considers compensation information from data gathered from annual reports and proxy statements from companies that the Board generally considers comparable to us; compensation of other company employees for internal pay and equity purposes; and levels of other executive compensation plans from compensation surveys.

The Board sets the pay for the named executive officers and other executives, by element and in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving our long-term objectives.

Factors Considered

In administering the compensation program for senior executives, including named executive officers, the Board considers the following:

●

Cash versus non-cash compensation. The pay elements are cash-based except for the long-term incentive program, which may be cash-based, equity-based, or a combination. In 2010, long-term incentive compensation included grants of restricted stock units to our Chief Executive Officer and to our President, which grants were made in connection with the recapitalization transaction that closed in July 2010;

●	Prior year’s compensation. The Board of Directors considers the prior year’s bonuses and long-term incentive awards when approving bonus payouts or equity grants;

●

Adjustments to Compensation. On an annual basis, and in connection with setting executive compensation packages, the Board of Directors reviews our operating income growth, earnings before interest and taxes growth, earnings per share growth, cash flow growth, operating margin, revenue growth and total stockholder return performance. In addition, the Board of Directors considers peer group pay practices, emerging market trends and other factors. No specific weighing is assigned to these factors nor are particular targets set for any particular factor. Total compensation from year to year can vary significantly based on our and the individual executive’s performance; and

●	Application of discretion. It is our policy and practice to use discretion in determining the appropriate compensation levels considering performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2012 and the two mostly highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer at the end of the 2012 whose compensation exceeded $100,000 (referred to as “named executive officers”), information concerning all compensation earned for services to us in all capacities for 2010, 2011 and 2012.

	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Lonnie D. Schnell	2012	$375,002	$15,546	$-	$-	$172,146	$39,733	$602,427
Chief Executive Officer	2011	349,519	80,436	-	-	-	39,288	469,243
and Chief Financial Officer	2010	324,615	-	1,143,344	-	162,500	31,668	1,662,127

Larry Dyne	2012	350,001	15,546	-	-	160,669	23,438	549,654
President	2011	324,519	75,436	-	-	-	22,693	422,648
	2010	299,615	-	1,120,540	-	150,000	19,393	1,589,548

James E. Reeder	2012	176,981	5,000	-	-	-	22,346	204,327
Vice President,	2011	175,000	15,000	-	9,091	-	20,470	219,561
Corporate Controller	2010	171,539	45,000	-	-	-	15,868	232,407

(1)

Bonus compensation consists of discretionary annual cash bonuses awarded to the named executives based upon performance, and discretionary cash bonuses associated with the tax consequences of RSU settlements. Bonuses are reported for the year in which they were earned. Cash bonuses are generally paid in the first quarter of the subsequent year.

(2)

The awards in these columns represent the aggregate grant date fair value computed in accordance with ASC 718 with respect to option awards or stock awards granted in the applicable year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 6 of our accompanying Notes to Consolidated Financial Statements in this Annual Report on Form 10-K. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(3)

Non-equity incentive plan compensation for 2012 and 2010 consists of awards from the EBITDA Bonus Plan, a cash incentive plan, which was established pursuant to our employment agreements with Mr. Schnell and Mr. Dyne signed on July 30, 2010 and a related amendment on June 15, 2012.

(4)	All other compensation consists of the following (amounts in dollars):

	Year	Health and medical insurance (a)	Life and disability insurance (b)	401k contribution (c)	Automobile allowances	Total

Lonnie D. Schnell	2012	$27,408	$1,722	$1,000	$9,603	$39,733
	2011	27,727	301	1,000	10,260	39,288
	2010	21,397	301	1,000	8,970	31,668

Larry Dyne	2012	15,250	5,572	1,000	1,616	23,438
	2011	15,438	4,084	1,000	2,171	22,693
	2010	11,588	4,025	1,000	2,780	19,393

James E. Reeder	2012	20,275	1,071	1,000	-	22,346
	2011	19,169	301	1,000	-	20,470
	2010	14,567	301	1,000	-	15,868

(a)	Includes payments of medical premiums.
(b)	Includes executive and group term life and disability insurance.
(c)	Represents our contribution to 401k programs.

Executive Compensation

Chief Executive Officer and Chief Financial Officer. The 2010, 2011 and 2012 base salary and other compensation for Lonnie Schnell, our Chief Executive Officer was determined in accordance with our employment agreement and related amendments. The terms and conditions established in this agreement were the result of our consideration of our operating performance levels, at the time of entering into the agreement and for prior periods, comparative industry compensation levels and negotiations with Mr. Schnell. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and on July 30, 2010 Mr. Schnell was granted a restricted stock unit award (“RSU Award”) for 5,778,500 shares of our common stock. The RSU Award vested 50% on a date which was 13 months following the grant date, and vests an additional 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to full acceleration of vesting upon a change in control of the Company, as defined in the RSU Award agreement. The settlement of vested shares under the RSU Award is subject to non-revocable deferral elections delivered by Mr. Schnell.

In addition to the long-term equity incentive, Mr. Schnell was entitled to receive an annual cash bonus in 2010, 2011 and 2012 in an amount equal to a percentage of his base salary upon the Company achieving actual adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) within a range, starting at 80%, of target adjusted EBITDA.

The EBITDA bonus award under Mr. Schnell’s employment agreement and related amendment for 2010, 2011 and 2012 is shown in the table above as non-equity incentive plan compensation. The target EBITDA was not achieved for 2011, and therefore no non-equity incentive plan compensation was earned. However, Mr. Schnell was awarded a discretionary incentive cash bonus for 2011, shown in the table above under Bonus, based on the performance of the Company and Mr. Schnell’s individual performance and contributions.

President. The 2010, 2011 and 2012 base salary and other compensation for Larry Dyne, our President was determined in accordance with our employment agreement and related amendments. The terms and conditions established in this agreement were the result of our consideration of our operating performance levels at the time of entering into the agreements and for prior periods, comparative industry compensation levels and negotiations with Mr. Dyne. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and on July 30, 2010 Mr. Dyne was granted a RSU Award for 5,778,500 shares of our common stock.

The RSU Award vested 50% on a date which was 13 months following the grant date, and vests an additional 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement. The settlement of vested shares under the RSU Award is subject to non-revocable deferral elections delivered by Mr. Dyne. In addition to the long term incentive, Mr. Dyne was entitled to receive an annual cash bonus in 2010 2011 and 2012 in an amount equal to a percentage of his base salary upon the Company achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.

The EBITDA bonus award under Mr. Dyne’s employment agreement and related amendment for 2010, 2011 and 2012 is shown in the table above as non-equity incentive plan compensation. The target EBITDA was not achieved for 2011, and therefore no non-equity incentive plan compensation was earned. However, Mr. Dyne was awarded a discretionary incentive cash bonus for 2011, shown in the table above under Bonus, based on the performance of the Company and Mr. Dyne’s individual performance and contributions.

Vice President, Corporate Controller. The 2010, 2011 and 2012 compensation for James E. Reeder, our Vice President, Corporate Controller was in accordance with our at-will employment agreement with him. The terms and conditions established in this agreement were the result of our consideration of our operating performance levels, compensation levels for our previous corporate controller, comparative industry compensation levels and negotiations with Mr. Reeder. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies. Cash bonus is a discretionary bonus award based on performance.

In 2011 long-term equity in the form of options for 100,000 shares of common stock, respectively, were granted to Mr. Reeder as an inducement to maximize performance and increase stockholder value. The option grants were established to vest monthly over a four-year term, after a minimum initial term of twelve months, to coincide with the objectives of our strategic plan. Bonuses for 2010, 2011 and 2012 are discretionary incentive bonuses awarded based on the performance of the Company and Mr. Reeder’s individual performance and contributions.

Grants of Plan-Based Awards in Fiscal 2012

No equity awards were granted to any named executive officer in 2012.

Outstanding Equity Awards at Fiscal Year 2012

The following table provides information with respect to outstanding stock options and stock awards held by each of the named executive officers as of December 31, 2012.

		Option Awards					RSU Stock Awards
		Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That	Market Value of Shares or Units of
Name	Grant Date	(#) Exercisable	(#) Unexercisable				Have Not Vested (#)(2)	Stock That Have Not Vested ($)(3)
Lonnie D. Schnell	6/25/08	900,000	-		$0.20	6/24/18	-	-
	8/6/09	700,000	-		$0.09	8/6/19	-	-
	7/30/10	-	-		-	-	1,733,550	86,678
Larry Dyne	6/25/08	700,000	-		$0.20	6/24/18	-	-
	8/6/09	510,000	-		$0.09	8/6/19	-	-
	7/30/10	-	-		-	-	1,733,550	86,678
James E. Reeder	6/1/09	175,000	25,000	(1)	$0.11	6/1/19	-	-
	1/13/11	47,917	52,083	(1)	$0.10	1/13/21	-	-
(1)

These options vest and become exercisable with respect to 25% of the total options shares at the end of one year from the date of the grant and the remaining shares shall become exercisable in 36 monthly installments equal to 1/48th of the Option shares on the last day of each calendar month thereafter until fully exercisable.

(2)

Each RSU original award of 5,778,500 vests 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of the Company, as defined in the RSU Award agreement. Issuance of the shares of common stock upon settlement of the vested portion of the RSU Award is subject to irrevocable deferral elections delivered by the recipients.

(3)	Based on the closing price of the Common Stock on December 31, 2012 of $0.05, as reported by the OTCQB.

Option Exercises and Stock Vested in Fiscal Year 2012

The following table provides information with respect to restricted stock award vesting for each of the named executive officers during 2012. There were no options exercised by named executive officers during 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)(2)
Lonnie D. Schnell	1,155,700	$57,785
Larry Dyne	1,155,700	$57,785

(1)

The shares shown in the table above indicate shares that vested under the RSU Awards on January 30, 2012 and July 30, 2012 (577,850 shares each of those dates). Pursuant to deferral elections made by both Mr. Schnell and Mr. Dyne, each of them elected to defer receipt of the shares of common stock to be issued upon settlement of 127,850 vested RSU Awards as of January 30, 2012 until July 30, 2014, subject to earlier settlement in the event of a change of control or the death of the reporting person.

(2)	Based on the closing price of the Common Stock on December 31, 2012 of $0.05, as reported by the OTCQB.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Employment Agreements

We have entered into the following employment agreements and related amendments with Lonnie D. Schnell and Larry Dyne. Mr. Reeder does not have an employment agreement.

Lonnie D. Schnell, Chief Executive Officer and Chief Financial Officer. In connection with the Recapitalization Agreement, on July 30, 2010, we entered into an Executive Employment Agreement with Mr. Schnell as amended on June 15, 2012. Mr. Schnell’s employment agreement and related amendment provides that he will continue to serve as our Chief Executive Officer. The employment agreement has a term continuing through December 31, 2014, and may be extended to December 31, 2015. Pursuant to this agreement and related amendment, Mr. Schnell received an annual base salary of $325,000 for the period starting on July 30, 2010 through December 31, 2010. Starting on January 1, 2011 through December 31, 2011, Mr. Schnell’s annual base salary will be $350,000. Starting on January 1, 2012 through December 31, 2012, Mr. Schnell’s annual base salary will be $375,000 through the remainder of the term of this agreement Such base salary may be increased, but not decreased, at the discretion of the Board. Mr. Schnell will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA. Target Adjusted EBITDA for 2013 and 2014 will be determined by the Board of Directors based our operating plan for the fiscal year as prepared by management and approved by the Board of Directors.

Mr. Schnell is entitled to an auto allowance of $1,000 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement. In the event that prior to the end of the term, Mr. Schnell’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Schnell for “good reason” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then conditional upon his execution of a release of claims, Mr. Schnell or his estate will be entitled to receive, in addition to all accrued salary, (1) severance payments equal to 18 months of Mr. Schnell’s base salary, (2) all options issued to Mr. Schnell shall remain outstanding for 18 months following termination, and (3) continued medical coverage for Mr. Schnell and his dependents for 18 months following termination.

Larry Dyne, President. In connection with the Recapitalization Agreement, on July 30, 2010, we entered into an Executive Employment Agreement with Mr. Dyne as amended on June 15, 2012. Mr. Dyne’s employment agreement and related amendment provides that he will continue to serve as our President. The employment agreement and related amendment has a term continuing through December 31, 2014, and may be extended to December 31, 2015. Pursuant to this agreement and related amendment, Mr. Dyne received an annual base salary of $300,000 for the period starting on July 30, 2010 through December 31, 2010. Starting on January 1, 2011 through December 31, 2011, Mr. Dyne’s annual base salary will be $325,000. Starting on January 1, 2012 through the remainder of the term of this agreement, Mr. Dyne’s annual base salary will be $350,000. Such base salary may be increased, but not decreased, at the discretion of the Board. Mr. Dyne will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA. Target Adjusted EBITDA for 2013 and 2014 will be determined by the Board of Directors based our operating plan for the fiscal year as prepared by management and approved by the Board of Directors.

Mr. Dyne is entitled to an auto allowance of $950 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement. In the event that prior to the end of the term, Mr. Dyne’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Dyne for “good reason” (as defined in the agreement) or due to Mr. Dyne’s death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate will be entitled to receive, in addition to all accrued salary, (1) severance payments equal to 18 months of Mr. Dyne’s base salary, (2) all options issued to Mr. Dyne shall remain outstanding for 18 months following termination, and (3) continued medical coverage for Mr. Dyne and his dependents for 18 months following termination.

Potential Severance Payments

Under the Executive Employment Agreements as described above, Messrs. Schnell and Dyne will be entitled to receive severance benefits in the event that the executive’s employment is terminated due to executive’s death or disability, by us without “cause” or by the executive for “good reason.” The following table sets forth severance payments and benefits that we would have been obligated to pay to Messrs. Schnell and Dyne assuming a triggering event had occurred under each of their respective employment agreements as of December 31, 2012 as follows:

Name	Cash Severance Payment ($)(1)	Non-Equity Incentive Plan Compensation ($)	Continuation of Health Benefits ($)	Total Severance Benefits ($)
Lonnie D. Schnell	627,522	172,146	38,477	838,145
Larry Dyne	584,426	160,669	19,342	764,437

(1)

Includes (a) earned and unpaid base salary through the date of termination, (b) accrued but unpaid vacation and (c) severance payments equal to 18 months of base salary and payable in a lump sum or periodic payments as provided in the executive’s employment agreement and (d) car allowance payments due at the first day of the month during the severance period (18 months) as provided in the executive’s employment agreement.

Potential Change in Control Payments

Each RSU Award to Messrs. Schnell and Dyne will vest 100% upon a change in control of our Company, as defined in the RSU Award agreement. In addition, in accordance with their deferral elections, the entire vested portion of the RSU Award subject to a deferral will be immediately settled in shares of common stock upon a change in control transaction. The following table sets forth the change in control benefits that we would have been obligated to pay to our named executive officers assuming a change of control had occurred as of December 31, 2012.

Name	Value of Acceleration of Vesting of Equity Awards ($)(1)
Lonnie D. Schnell	86,678
Larry Dyne	86,678

(1)	Based on the closing price of the Common Stock on December 31, 2012 of $0.05, as reported by the OTCQB.

Director Compensation

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

The following table details the total compensation earned by our non-employee directors in 2012.

Name	Fees earned or paid in cash	Option awards (5)	Total
Mark Dyne (1)	$68,000	$3,590	$71,590
David Ellis (2)	64,000	3,590	67,590
Mark J. Hughes (2)	14,000	3,590	17,590
Morris Weiss (3)	36,167	3,590	39,757
Michael Francis Snyder (4)	19,000	-	19,000
Total	$201,167	$14,360	$215,527

(1)	As of December 31, 2012, Mr. Mark Dyne held options to purchase a total of 340,000 shares.

(2)	As of December 31, 2012, each of the Messrs. Ellis and Hughes held options to purchase a total of 200,000 shares. Mr. Hughes resigned from his position as a board member on July 12, 2013.

(3)	As of December 31, 2012, Mr. Morris Weiss held options to purchase a total of 100,000 shares.

(4)	Mr. Snyder resigned from his position as board member on April 9, 2012.

(5)	The grant date fair value is generally the amount we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

Our current policy, adopted as of January 1, 2011, is to pay non-employee directors $1,000 for their personal attendance at any meeting of the Board of Directors or of a committee of the Board of Directors, and $500 for attendance at any telephonic meeting of the Board of Directors or of a committee of the Board of Directors. We will also pay non-employee directors an annual retainer of $10,000 for Board service and an additional monthly retainer of $2,000 for service on the Special Committee. The Chairman of the Board will receive an annual retainer of $15,000 for Board service. Our Board of Directors does not have standing audit, compensation or nominating committees. The Board of Directors handles all audit, compensation and nominating committee matters. We also reimburse directors for their reasonable travel expenses incurred in attending board meetings or committee meetings.

In addition, our current policy is to annually grant to each non-employee director an option to purchase 100,000 shares of our common stock, which will vest in 12 equal monthly installments. On January 13, 2011, we issued 100,000 options to each of the Messrs. Mark Dyne, David Ellis, Mark J. Hughes and Michael Francis Snyder, which became exercisable in 12 equal monthly installments on the last day of each calendar month, and were fully vested one year from the date of grant. On June 29, 2012, we issued 100,000 options to each of the Messrs. Mark Dyne, David Ellis, Mark J. Hughes and Morris Weiss, which become exercisable in 12 equal monthly installments on the last day of each calendar month, and become fully vested one year from the date of grant.

Risk Assessment Regarding Compensation Policies and Practices

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on Talon.  Our base salary component of compensation does not encourage risk-taking because it is a fixed amount.  Our executive bonus plan for senior executives and our equity compensation awards have the following risk-limiting characteristics:

●

Cash awards to each executive officer under management incentive bonus plans are set in a market range and are limited by the terms of the plan for senior executives to a fixed maximum specified in the plan;

●	Equity and discretionary cash awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

●	Neither cash nor equity awards are not tied to formulas that could focus executives on specific short-term outcomes;

●

Members of the Board of Directors approve the final cash incentive awards made under the executive bonus plan for senior executives in their discretion, after the review of executive and corporate performance;

●	Members of the Board of Directors approve all equity awards for senior executives in their discretion; and

●	An equity award’s value is delivered in the form of stock and options that vest over multiple years, which aligns the interests of executive officers to long-term stockholder interests.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock as of September 9, 2013:

●	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common Stock;
●	each of our current directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of Common Stock underlying warrants or options currently exercisable or exercisable within sixty (60) days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at September 9, 2013. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

As of September 9, 2013, we had 91,913,217 shares of Common Stock issued and outstanding. The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

	Common Stock
Name of Beneficial Owner	Shares	%

Executive Officers and Directors:
Lonnie D. Schnell (1)	6,925,650	7.4
Larry Dyne (2)	6,540,250	7.0
Mark Dyne (3)	9,500,667	10.3
James E. Reeder (4)	343,750	0*
David Ellis (5)	216,667	0*
Morris Weiss (5)	116,667	0*
Robert L. Golden (5)	-	0*

Executive Officers and Directors as a Group (7 persons) (6)	23,643,651	24.7

5% Stockholders:
Kutula Holdings Ltd.	38,888,889	42.3
Fascinatio Boulevard 764 2909 VA Capelle aan den Ijssel, Netherlands

Perrtech Pty Limited	8,333,333	9.1
Level 3, 11 New South Head Road Edgecliff NSW 2027, Sydney, Australia

*	Less than 1%
(1)

Consists of (i) 5,325,650 shares of Common Stock and (ii) 1,600,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(2)

Consists of (i) 5,330,250 shares of Common Stock and (ii) 1,210,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(3)

Consists of (i) 835,667 shares of Common Stock, (ii) 331,667 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days and (iii) 8,333,333 shares of Common Stock owned by Zipper Holdings, LLC. Mark Dyne is the sole member of Zipper Holdings, LLC and is deemed to beneficially own the securities owned directly by Zipper Holdings, LLC.

(4)

Consists of (i) 75,000 shares of Common Stock and (ii) 268,750 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(5)	Consists entirely of shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(6)

Consists of (i) 19,899,900 shares of Common Stock and (ii) 3,743,751 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

The information as to shares beneficially owned has been individually furnished by our respective directors, named executive officers, and our other stockholders, or taken from documents filed with the Securities and Exchange Commission.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

Our annual report on form 10-K which have been filed with the securities and exchange commission for the year ended December 31, 2012, will be made available to stockholders without charge upon written request to James E. Reeder, Chief Accounting Officer, Talon International, Inc., 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

On behalf of the Board of Directors

/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer

TALON INTERNATIONAL, INC.
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367

October 15, 2013

Appendix A

to Proxy Statement

SECOND AMENDED and RESTATED
TALON INTERNATIONAL, INC.
2008 Stock Incentive Plan

Section 1: GENERAL PURPOSE OF PLAN

The name of this plan is the Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable Talon International, Inc., a Delaware corporation (the “Company”), and any Parent or any Subsidiary to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

Section 2: DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning as set forth in Section 3, hereof.

“Board” means the Board of Directors of the Company.

“Cause” means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its stockholders; (iii) conviction or confession of a crime punishable by law (except minor violations); (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; (v) disclosure of confidential information or trade secrets; or (vi) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

“Change of Control” means: (i) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or (ii) the acquisition of the Company by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Company are converted into cash, securities or other property of the acquiring entity or any of its subsidiaries or parent entities and which results in the holders of voting securities (excluding shares of the surviving entity held by holders of the capital stock of the Company acquired by means other than the exchange or conversion of the capital stock of the Company for shares of the surviving entity) of the Company immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially owning, directly or indirectly, less than a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under a Right by reason of a Change of Control, it shall become payable only if the event or circumstances constituting the Change of Control would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of the Board designated by the Board to administer the Plan.

“Company” means Talon International, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

“Consultant” means a consultant or advisor who is a natural person and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

“Director” means a member of the Board.

“Disability” means Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company, a Parent or a Subsidiary for a continuous period of 180 days as a result of any mental or physical disability or incapacity, as determined under the definition of disability in the Company’s long-term disability plan so as to qualify Participant for benefits under the terms of that plan or as determined by the Administrator to the extent that no such plan is then in effect. Participant shall cooperate in all respects with the Company if a question arises as to whether Participant has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialist selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company). Notwithstanding the foregoing, for purposes of determining the term of an ISO pursuant to Section 6.6 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator.

“Eligible Person” means an Employee, Consultant or Director of the Company, any Parent or any Subsidiary.

“Employee” means any individual who is a common-law employee (including officers) of the Company, a Parent or a Subsidiary.

“Exercise Price” shall have the meaning set forth in Section 6.3 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of a shares of Stock, determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons; provided, however, that Fair Market Value shall be determined consistent with the requirements of Section 409A of the Code.

“ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a Non-Qualified Stock Option unless, as of the Date of Grant, it is expressly designated as an ISO.

“Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act.

“Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.

“Optionee” means a Participant who is granted a Stock Option pursuant to the Plan.

“Outside Director” means a member of the Board who is an is an “outside director” as such term as used in Section 162(m) of the Code and the regulations promulgated thereunder.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive grants of Rights.

“Plan” means this Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

“Purchase Price” shall have the meaning set forth in Section 7.3.

“Purchase Right” means the right to purchase Stock granted pursuant to Section 7.

“Repurchase Right” shall have the meaning set forth in Section 8.7.

“Rights” means Stock Options and Purchase Rights.

“Service” means service as an Employee, Director or Consultant.

“Stock” means Common Stock, par value $0.001 per share, of the Company.

“Stock Option” or “Option” means an option to purchase shares of Stock granted pursuant to Section 6.

“Stock Option Agreement” shall have the meaning set forth in Section 6.1.

“Stock Purchase Agreement” shall have the meaning set forth in Section 7.1.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

Section 3     : ADMINISTRATION

3.1          Administrator. The Plan shall be administered by either (i) the Board or (ii) the Committee (the group that administers the Plan is referred to as the “Administrator”).

3.2          Powers in General. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

3.3          Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the Exercise Price, Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of their Service for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xii) by resolution adopted by the Board, to authorize one or more officers of the Company to do one or both of the following: (a) designate eligible officers and employees of the Company or any Parent or Subsidiary to be recipients of Rights and (b) determine the number of such Rights to be received by such officers and employees, provided that the resolution so authorizing such officer or officers shall specify the total number of Rights such officer or officers may award; and (xiii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4          Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.5          The Committee. The Board may, and so long as the Company’s Stock is registered pursuant to Section 12 of the Exchange Act shall, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. During any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, all members of the Committee shall be Non-Employee Directors and Outside Directors.

Section 4: STOCK SUBJECT TO THE PLAN

4.1          Stock Subject to the Plan. Subject to adjustment as provided in Section 9, 15,000,000 shares of Common Stock shall be reserved and available for issuance under the Plan. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2          Basic Limitation. The maximum number of shares of Stock with respect to which Rights may be granted under the Plan to any Participant in any one calendar year shall be 50% of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1. The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

4.3          Additional Shares. In the event that any outstanding Right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Right shall again be available for the purposes of the Plan. In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan.

Section 5: ELIGIBILITY

Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted ISOs hereunder.

Section 6: TERMS AND CONDITIONS OF OPTIONS.

6.1          Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company (the “Stock Option Agreement”). Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2          Number of Shares. Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

6.3          Exercise Price. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the Date of Grant; provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant. The Exercise Price shall be payable in a form described in Section 8 hereof.

6.4          Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

6.5          Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

6.6          Term. The Stock Option Agreement shall specify the term of the Option. No Option shall be exercised after the expiration of 10 years after the date the Option is granted. In the case of an ISO granted to a Ten Percent Stockholder, the ISO shall not be exercised after the expiration of 5 years after the date the ISO is granted. Unless otherwise provided in the Stock Option Agreement, no Option may be exercised more than (i) 90 days after the date the Optionee’s Service with the Company, its Parent or a Subsidiary terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee’s Service with the Company, a Parent or a Subsidiary terminates if such termination is a result of death or Disability, and (iii) if the Optionee’s Service with the Company, a Parent or a Subsidiary terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. Except in the case of ISOs, the Administrator may, in its sole discretion, waive the accelerated expiration provided for in clauses (i) or (ii) above. Outstanding Options that are not vested at the time of termination of employment for any reason other than for Cause shall expire at the close of business on the date of such termination.

6.7           Leaves of Absence. For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence. To the extent applicable law does not require such a leave to be deemed to continue Service while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

6.8          Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. Without limiting the foregoing, the Administrator may amend a previously granted Option to fully accelerate the exercise schedule of such Option (including without limitation, in connection with a Change of Control) and provide that upon the exercise of such Option, the Optionee shall receive shares of restricted Stock that are subject to repurchase by the Company at the Exercise Price paid for the Option with such Company’s right to repurchase at such price lapsing at the same rate as the exercise provisions set forth in Optionee’s Stock Option Agreement. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option; provided, however, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee’s obligations under such Option. Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

Section 7: TERMS AND CONDITIONS OF AWARDS OR SALES

7.1          Stock Purchase Agreement. Each award or sale of shares of Stock under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

7.2          Duration of Offers. Unless otherwise provided in the Stock Purchase Agreement, any right to acquire shares of Stock under the Plan (other than an Option) shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company.

7.3          Purchase Price. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the “Purchase Price”) or that no Purchase Price is required with respect to such Stock, which shall be determined in the sole discretion of the Administrator. The Purchase Price shall be payable in a form described in Section 8.

7.4         Withholding Taxes. As a condition to the purchase of shares, the Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

Section 8: PAYMENT; RESTRICTIONS

8.1          General Rule. The entire Purchase Price or Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option, by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “cashless exercise”), (ii) in the case of an Option or Purchase Right, by paying all or a portion of the Exercise Price or Purchase Price for the number of shares being purchased by tendering Stock owned by the Participant, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price or Purchase Price of the number of shares of Stock with respect to which such Right or portion thereof is thereby exercised (a “stock-for-stock exercise”) or (iii) by a stock-for-stock exercise by means of attestation whereby the Participant identifies for delivery specific shares of Stock already owned by the Participant and receives a number of shares of Stock equal to the difference between the shares of Stock thereby exercised and the identified attestation shares of Stock (an “attestation exercise”).

8.2          Withholding Payment. The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Parent or Subsidiary as a result of the exercise of a Right. The Participant may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock Withholding”); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of a Right and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The Fair Market Value of the number of shares subject to Stock Withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

8.3          Services Rendered. At the discretion of the Administrator, shares of Stock may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

8.4          Promissory Note. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note; provided, however, that payment of any portion of the Exercise Price or Purchase Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the Securities and Exchange Commission and any other governmental agency having jurisdiction. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

8.5          Exercise/Pledge. To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price or Purchase Price and any withholding taxes.

8.6          Written Notice. The Participant shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the Participant (or to his designee) a certificate for the number of shares of Stock being exercised or purchased or, in the case of a cashless exercise or Stock Withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

8.7          Repurchase Rights. Each Stock Purchase Agreement and Stock Option Agreement may provide that the Company shall have a right to repurchase unvested shares of Stock acquired by a Participant upon exercise of such Participant’s Rights as provided in this Section 8.7. Following termination of the Participant’s Service the Company’s repurchase right shall be exercisable at a price equal to the Purchase Price or Exercise Price, as the case may be, of the unvested Stock. Unless otherwise provided in the Stock Option Agreement or Stock Purchase Agreement, the Company’s repurchase right may be exercised within 90 days after the termination of the Participant’s Service (or in the case of Stock issued upon exercise of an Option or purchased under a Stock Purchase Agreement, in either case after the date of termination, within 7 months after the date of the exercise or Stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

8.8          Transferability. Except as provided herein, a Participant may not assign, sell or transfer Rights, in whole or in part, other than by will or by operation of the laws of descent and distribution. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Stock Option (but not an ISO or Stock Purchase Right). A transfer permitted under this Section 8.8 hereof may be made only upon written notice to and approval thereof by the Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan and the applicable Stock Option Agreement.

Section 9: ADJUSTMENTS

9.1          Effect of Certain Changes.

9.1.1     Stock Dividends, Splits, Etc. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights, (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right and (iv) the limit set forth in Section 4.2, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

9.1.2     Liquidation, Dissolution, Merger or Consolidation. In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or the transfer of more than 80% of the then outstanding voting stock of the Company to another person or entity, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of rights with substantially the same terms for such outstanding Rights; or (iv) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during a reasonable period prior to such merger, consolidation or other transaction, to exercise the vested portion of such Rights in whole or in part, or, if provided for by the Administrator using its sole discretion in a notice of cancellation, to exercise such Rights in whole or in part without regard to any vesting provisions in the Rights agreement, in either case contingent upon the closing of the such merger, consolidation or other transaction.

9.1.3     Further Adjustments. Subject to Section 9.1.2, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or Change of Control, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Rights. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Rights so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change of Control that is the reason for such action. Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

9.1.4     Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

9.2          Decision of Administrator Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

9.3          No Other Rights. Except as hereinbefore expressly provided in this Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

Section 10: AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan at any time and for any reason. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on or require stockholder approval.

Section 11: GENERAL PROVISIONS

11.1        General Restrictions.

11.1.1     Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.1.2     No Rights as Stockholder. Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a stockholder with respect to any Stock covered by the Rights until the date of the issuance to him or her of such shares of Stock, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 9.1, hereof.

11.2       Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.3        Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of the shares of Stock acquired upon exercise of an ISO within two years from the date of grant of such ISO or within one year after the exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

11.4        Regulatory Matters. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

11.5        Recapitalizations. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Section 9.

11.6        Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

11.7       Other Provisions. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

11.8       Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such awards shall be construed accordingly. Granted rights may be modified at any time, in the Administrator’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

Section 12: INFORMATION TO PARTICIPANTS

To the extent necessary to comply with California law or other applicable securities laws, the Company each year shall furnish to Participants its balance sheet and income statement.

Section 13: EFFECTIVE DATE OF PLAN

The effective date of this Plan is May 13, 2008. The adoption of the Plan is subject to approval by the Company’s stockholders, which approval must be obtained within twelve (12) months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan in the manner described in the previous sentence, any grants of Options or sales or awards of shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

Section 14: TERM OF PLAN

The Plan shall terminate automatically on May 13, 2018. No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to Section 10 hereof.

TALON INTERNATIONAL, INC.

PROXY FOR THE 2013 SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of TALON INTERNATIONAL, Inc., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Lonnie D. Schnell and Mark Dyne, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of the Company, to be held on November 8, 2013, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL ITEMS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Item 1.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 100,000,000 to 300,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 2.	To approve an amendment to the Company’s Certificate of Incorporation to allow for a reverse split of our outstanding shares of common stock as described in the enclosed proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3.

To approve an amendment to the Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 4,810,000 to 15,000,000 shares of common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS.

The undersigned acknowledges receipt of a copy of the Notice of Special Meeting dated October 15, 2013 and the accompanying Proxy Statement relating to the Special Meeting.

Dated: ______________________, 2013

Signature:_____________________________

Signature:_____________________________

Signature(s) of Stockholder(s)

(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE